EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-8541

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE – January 13, 2016

Alexander’s Renews and Extends 192,000 Square Feet with

Bloomberg L.P. at 731 Lexington Avenue

PARAMUS, NEW JERSEY…ALEXANDER’S, INC. (New York Stock Exchange: ALX) announced today that it has renewed and extended 192,000 square feet with Bloomberg L.P. at 731 Lexington Avenue. This space is part of 889,000 square feet Bloomberg L.P. leases for its global headquarters at 731 Lexington Avenue, which now constitutes one lease expiring in February 2029, with a ten-year renewal option.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Risk Factors" in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.